Exhibit 99.1

Microsoft announces expiration of its exchange offers

March 16, 2021

Editor’s note – March 17, 2021 – The aggregate principal amount of New 2062 Notes was revised to reflect updated calculation.

REDMOND, Wash. — March 16, 2021 — Microsoft Corp. (NASDAQ: MSFT) (“Microsoft”) today announced the expiration of its offers to (i) exchange (the “Pool 1 Offer”) the fourteen series of notes described in the table below (collectively, the “Pool 1 Notes”) for a new series of Microsoft’s 2.921% Notes due March 17, 2052 (the “New 2052 Notes”) and a cash payment, as applicable, and (ii) exchange (the “Pool 2 Offer” and, together with the Pool 1 Offer, the “Exchange Offers”) the four series of notes described in the table below (collectively, the “Pool 2 Notes” and, together with the Pool 1 Notes, the “Existing Notes”) for a new series of Microsoft’s 3.041% Notes due March 17, 2062 (the “New 2062 Notes” and, together with the New 2052 Notes, the “New Notes”) and a cash payment, as applicable.

A Registration Statement on Form S-4 (File No. 333-253138), as amended by Amendment No. 1 thereto (the “Registration Statement”), relating to the issuance of the New Notes has been filed with the Securities and Exchange Commission (the “SEC”) and has become effective. The New Notes, upon issuance, will be registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement.

The table below identifies the aggregate principal amount of each series of Pool 1 Notes validly tendered (and not validly withdrawn) in the Pool 1 Offer and the principal amount of each series of Pool 1 Notes, based on the order of acceptance priority for such series, that Microsoft expects to accept on the Settlement Date (as defined below):

Pool 1 Table
Title of Security	CUSIP Number	Consideration Exchanged for	Acceptance Priority Level	Principal Amount Tendered(1)	Principal Amount Microsoft Expects to Accept
4.875% Notes due 2043	594918AX2	New 2052 Notes	1	$28,429,000	$28,429,000
4.450% Notes due 2045	594918BL7	New 2052 Notes	2	$291,900,000	$291,900,000
4.250% Notes due 2047	594918CA0	New 2052 Notes	3	$496,145,000	$496,145,000
5.300% Notes due 2041	594918AM6	New 2052 Notes	4	$52,316,000	$52,316,000
5.200% Notes due 2039	594918AD6	New 2052 Notes	5	$38,287,000	$38,287,000
4.500% Notes due 2040	594918AJ3	New 2052 Notes	6	$85,527,000	$85,527,000
3.700% Notes due 2046	594918BT0	New 2052 Notes	7	$2,752,720,000	$2,752,720,000
3.750% Notes due 2043	594918AU8	New 2052 Notes	8	$75,896,000	$75,896,000
3.750% Notes due 2045	594918BD5	New 2052 Notes	9	$141,906,000	$141,904,000
3.500% Notes due 2042	594918AR5	New 2052 Notes	10	$445,898,000	$445,898,000
4.100% Notes due 2037	594918BZ6	New 2052 Notes	11	$1,065,067,000	$1,065,067,000
4.200% Notes due 2035	594918BK9	New 2052 Notes	12	$276,121,000	$276,121,000
3.450% Notes due 2036	594918BS2	New 2052 Notes	13	$956,220,000	$500,673,000
3.500% Notes due 2035	594918BC7	New 2052 Notes	14	$305,268,000	$0

(1)

The aggregate principal amounts of each series that have been validly tendered for exchange and not validly withdrawn, as of 11:59 p.m., New York City time, on March 15, 2021 (the “Expiration Time”), based on information provided by the exchange agent to Microsoft.

The table below identifies the aggregate principal amount of each series of Pool 2 Notes validly tendered (and not validly withdrawn) in the Pool 2 Offer and the principal amount of each series of Pool 2 Notes, based on the order of acceptance priority for such series, that Microsoft expects to accept on the Settlement Date:

Pool 2 Table
Title of Security	CUSIP Number	Consideration Exchanged for	Acceptance Priority Level	Principal Amount Tendered(1)	Principal Amount Microsoft Expects to Accept
3.950% Notes due 2056	594918BU7	New 2062 Notes	1	$1,521,258,000	$1,521,258,000
4.750% Notes due 2055	594918BM5	New 2062 Notes	2	$31,494,000	$31,494,000
4.500% Notes due 2057	594918CB8	New 2062 Notes	3	$128,724,000	$128,724,000
4.000% Notes due 2055	594918BE3	New 2062 Notes	4	$253,354,000	$253,354,000

(1)

The aggregate principal amounts of each series that have been validly tendered for exchange and not validly withdrawn, as of the Expiration Time, based on information provided by the exchange agent to Microsoft.

In the Exchange Offers, according to the information provided by D.F. King & Co., Inc., the information agent and exchange agent for the Exchange Offers, $7,011,700,000 aggregate principal amount of Pool 1 Notes and $1,934,830,000 aggregate principal amount of Pool 2 Notes were validly tendered and not validly withdrawn at or prior to the Expiration Time, as more fully set forth above.

The Exchange Offers expired at 11:59 p.m., New York City time, on March 15, 2021. Following the Expiration Time, tenders of the Existing Notes may not be validly withdrawn. As of the Expiration Time, all conditions to the Exchange Offers were satisfied. Microsoft currently anticipates that the settlement date of the Exchange Offers will be March 17, 2021 (the “Settlement Date”).

Based on the amount of Existing Notes tendered in the Exchange Offers and in accordance with the terms of the Exchange Offers, Microsoft expects to accept, on the Settlement Date, (a) the following Pool 1 Notes validly tendered (and not validly withdrawn): (i) all of the Pool 1 Notes listed in the Pool 1 Table above at Acceptance Priority Levels 1 through 8 and 10 through 12, (ii) $141,904,000 aggregate principal amount of its 3.750% Notes due 2045 (which is less than the amount tendered (and not validly withdrawn) due to minimum denomination requirements of the Exchange Offers) and (iii) $500,673,000 aggregate principal amount of its 3.450% Notes due 2036 with a proration factor for such notes equal to approximately 52% of such notes validly tendered (and not validly withdrawn) and (b) all Pool 2 Notes validly tendered (and not validly withdrawn). Microsoft does not expect to accept any of the Pool 1 Notes listed in the Pool 1 Table at Acceptance Priority Level 14.

On the Settlement Date, Microsoft expects to deliver an aggregate principal amount of $6,250,000,000 of New 2052 Notes and an aggregate principal amount of $1,934,966,000* of New 2062 Notes and cash payments, as applicable, pursuant to Microsoft’s prospectus dated March 4, 2021 (the “Prospectus”), filed with the SEC on March 4, 2021, relating to the New Notes.

*revised on March 17, 2021, to reflect updated calculation

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this news release are “forward-looking statements” based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors described above as well as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

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•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

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•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q that are incorporated by reference in the Prospectus forming a part of the Registration Statement, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.